                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      FLORIDA EAST COAST INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                                       (Florida East Coast Logo)

                                                               One Malaga Street
                                                         St. Augustine, FL 32084

                                                    April 16, 2001

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Florida East Coast Industries, Inc. The meeting will be held at Flagler College, 74 King Street, St. Augustine, Florida, on Wednesday, May 30, 2001 at 10:30 a.m.

     This booklet includes the Notice of Annual Meeting and the Proxy Statement. The principal business at the Annual Meeting will be the election of directors by each of the Class A Shareholders and Class B Shareholders.

     Your vote is important. We encourage you to sign and return your proxy card, or use telephone or Internet voting if indicated on the proxy card, before the meeting so that your shares will be represented and voted even if you do not attend the meeting.

                                             /s/ Robert W. Anestis
                                             Robert W. Anestis
                                             Chairman of the Board,
                                             President and Chief
                                             Executive Officer

                      FLORIDA EAST COAST INDUSTRIES, INC.
                               ONE MALAGA STREET
                            ST. AUGUSTINE, FL 32084
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 30, 2001
                             ---------------------

     The Annual Meeting of the Shareholders of Florida East Coast Industries, Inc. will be held in the Flagler Room, Flagler College, 74 King Street, St. Augustine, Florida, on Wednesday, May 30, 2001, at 10:30 a.m.

     The Annual Meeting will consider the following business, which is described in the accompanying Proxy Statement:

          1. The election of ten directors: two directors to be elected by Class A shareholders; eight directors to be elected by Class B shareholders.

          2. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has set April 6, 2001 as the record date for determining those shareholders who will be entitled to notice of and to vote at the meeting.

     The holders of a majority of the outstanding shares of each class of Common Stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum.

     The attached Proxy Statement contains important information regarding the matters to be acted upon at the Annual Meeting.

                                        By Order of the Board of Directors.

                                                  /s/ HEIDI J. EDDINS
                                                       Secretary
Dated: April 16, 2001
                             ---------------------

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD WITH THIS NOTICE AT YOUR EARLIEST CONVENIENCE OR USE TELEPHONE OR INTERNET VOTING IF INDICATED ON YOUR PROXY CARD.

                      FLORIDA EAST COAST INDUSTRIES, INC.
                               ONE MALAGA STREET
                          ST. AUGUSTINE, FLORIDA 32084

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 30, 2001

     This Proxy Statement is being mailed to shareholders on or about April 16, 2001, in connection with the solicitation by the Board of Directors of Florida East Coast Industries, Inc. (FECI or the Company), of proxies to be voted at the Annual Meeting of Shareholders to be held on May 30, 2001, and at any adjournment thereof (the Annual Meeting).

     The principal business address of FECI is One Malaga Street, St. Augustine, Florida 32084, and the telephone number is (904)829-3421.

                     SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy is being solicited by order of the Board of Directors of the Company for use in connection with the Annual Meeting of the Company's shareholders to be held May 30, 2001. The expense of printing and mailing this Proxy Statement will be borne by the Company. In addition to solicitation of proxies by mail, directors, officers and employees of the Company may solicit proxies on behalf of the Board of Directors personally, or by telephone or by facsimile, but it is estimated that the expense of any such solicitation will be nominal. The Company may reimburse brokers and other nominees for the expenses of forwarding proxy materials to the beneficial owners of stock held in their names. The Company has retained the services of Georgeson Shareholder to assist in the solicitation at a cost of $7,000. Beneficial owners of the Company's stock may be given the opportunity to vote through the Internet or by telephone. The proxy card, which is included with this statement, will state if Internet or telephone voting is available.

     A proxy may be revoked by a shareholder at any time prior to its being voted by written notice to the Secretary of the Company, or by attendance and voting in person at the Annual Meeting by ballot. If a proxy is properly signed and is not revoked by the shareholder, the shares it represents will be voted at the meeting in accordance with the instructions of the shareholder. If no instructions are given, proxies will be voted for the election of each of the nominees for election as director, and otherwise as recommended by the Board of Directors.

                            MATTERS TO BE CONSIDERED

     Shareholders will (i) consider and act upon proposals to elect ten directors to serve until the Annual Meeting of Shareholders in 2002, or until their respective successors are elected and qualified (two directors will be elected by Class A shareholders and eight directors will be elected by Class B shareholders), and (ii) transact such other business as may properly come before the meeting or any adjournment thereof.

                               VOTING SECURITIES

RECORD DATE, SHARES OUTSTANDING

     The Board of Directors of the Company has designated April 6, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On that date, the Company had 36,518,197 shares of Common Stock, no par value (the Common Stock), issued and outstanding, consisting of 16,908,981 shares of Class A Common Stock and 19,609,216 shares of Class B Common Stock. Except for the election of directors or when required by law, the holders of Class A Common Stock and holders of Class B Common Stock vote together as a single class, with each share of Class A Common Stock and Class B Common Stock having one vote.

QUORUM, VOTING

     The holders of a majority of the outstanding shares of each class of Common Stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. Under the rules of the New York Stock Exchange (the NYSE), brokers holding shares for customers have the authority to vote on certain matters when they have not received instructions from the beneficial owners and do not have such authority as to certain other matters (so-called broker non-votes). It is not presently anticipated that any matter which might be the subject of a broker non-vote will come before the Annual Meeting. With regard to the election of directors, votes may be cast in favor or withheld. For purposes of determining the presence of a quorum, abstentions on matters, other than the election of the Board of Directors, will be included in the computation of the number of shares of Common Stock that are present. Any proxy marked "withhold authority" with respect to the election of a particular nominee for director or "abstain" with respect to any other matter will be counted as shares present and entitled to vote and, accordingly, any such marking of a proxy will have the same effect as a vote against the proposal to which it relates.

VOTING FOR DIRECTORS

     The holders of Class A Common Stock are entitled to elect twenty percent of the Board, or two directors, and holders of Class B Common Stock shall be entitled to elect the remaining directors (eight directors). Directors are elected by a plurality. The class and number of shares you own are shown on the enclosed proxy card. Each shareholder is entitled to cumulate his, her or its shares for purposes of electing directors. Each shareholder is entitled to multiply the number of votes that shareholder is entitled to cast by the number of directors for whom that shareholder is entitled to vote. The resulting share votes may be cast for a single candidate or distributed among as many candidates as the shareholder sees fit.

SIGNIFICANT SHAREHOLDER LIMITATION

     The Company's Articles of Incorporation provide that if any person or entity or group acting together beneficially owns 15 percent or more of the outstanding shares of Class B Common Stock (Significant Shareholder), such Significant Shareholder's right to vote shares of Class B is limited as follows: the Significant Shareholder may vote its "Applicable Shares" in its sole discretion. Applicable Shares are the number of Class B shares equal to such Significant Shareholder's Economic Interest (number of Class B shares owned by the Significant Shareholder divided by total shares outstanding as of October 9,
2000) divided by 0.80 and multiplied by the total number of outstanding shares of Class B. Any Class B shares held by a Significant Shareholder in excess of the Applicable Shares are voted pro rata in accordance with the votes of all other holders of Class B Common Stock. The effect of the Class B Significant Shareholder Voting Limitation is to restrict the number of shares of Class B Common Stock that a Significant Shareholder may freely vote to the number of shares that would allow the Significant Shareholder to elect the number of directors that is proportionate to the Significant Shareholder's Economic Interest in the Company as represented by such Significant Shareholder's ownership of Class B shares.

                                    PROPOSAL

                             ELECTION OF DIRECTORS

     At the Annual Meeting, ten directors of the Company are to be elected to serve until the next Annual Meeting of Shareholders, or until their successors are duly elected and qualified. The Company has two classes of Common Stock, Class A and Class B. Class A shareholders are entitled to elect two of the ten directors and Class B shareholders are entitled to elect eight of the ten directors.

NOMINEES

     The ten individuals named below are the nominees for election as directors. The proxies named in the accompanying proxy, who have been designated by the Board of Directors, intend to vote for the election to the Board of Directors of the persons named below. All of the nominees are now directors of the Company. Certain information concerning each of the nominees is set forth below. A shareholder's proxy will be voted for the election of these nominees unless otherwise indicated by the shareholder.

     The Board knows of no reason why any nominee for director would be unable to serve as a director. If any nominee should, for any reason, be unable to serve, the shares represented by all valid proxies would be voted for the election of such other persons as the Board of Directors may designate.

                                         DIRECTOR         PRINCIPAL OCCUPATION OR EMPLOYMENT FOR THE
                 NAME                     SINCE     AGE    PAST FIVE YEARS; OTHER DIRECTORSHIPS(1)
                 ----                    --------   ---   ------------------------------------------
CLASS A DIRECTORS
Robert W. Anestis......................    1999     55    Chairman, President and Chief Executive
                                                          Officer, FECI, since January 1999;
                                                          Formerly President, Anestis & Company, an
                                                          investment banking and financial advisory
                                                          firm. Also Director, Champion Enterprises
                                                          Inc.; Member, Board of Advisors, CHB
                                                          Capital Partners, LP.
Adolfo Henriques.......................    1998     47    President and Chief Executive Officer,
                                                          Union Planters Bank-Florida since February
                                                          1998. Chairman, South Florida NationsBank
                                                          from October 1997 to February 1998 and
                                                          prior thereto, President, NationsBank-Dade
                                                          County from January 1996 to October 1997,
                                                          and Executive Vice President from August
                                                          1992 to January 1996.
CLASS B DIRECTORS
Richard S. Ellwood.....................    1998     69    President, R. S. Ellwood & Co.,
                                                          Incorporated, a real estate investment
                                                          banking firm. Also Director, Apartment
                                                          Investment and Management Company and
                                                          Director, FelCor Lodging Trust
                                                          Incorporated.
J. Nelson Fairbanks....................    1989     65    Retired as of September 2000. Former
                                                          President, Chief Executive Officer and
                                                          Director, United States Sugar Corporation.
David M. Foster........................    2000     66    Independent business consultant,
                                                          Jacksonville, Florida; Director, SunTrust
                                                          Bank/North Florida and Director, Gate
                                                          Petroleum Company. Previously attorney
                                                          with Rogers, Tower, Bailey, Jones & Gay,
                                                          P.A., a law firm.
Allen C. Harper........................    1994     55    Chairman, President and Chief Executive
                                                          Officer, First Reserve, Inc., a holding
                                                          company of Esslinger-Wooten-Maxwell, Inc.,
                                                          a real estate brokerage firm based in
                                                          Coral Gables, Florida; Chairman and Chief
                                                          Executive Officer, American Heritage
                                                          Railway; also President, Condotte America,
                                                          a general contractor; Chairman and Chief
                                                          Executive Officer of First American
                                                          Railways, Inc. from April 1996 until July
                                                          2, 1996 and prior thereto, served in
                                                          similar capacities with that Company's
                                                          predecessor; Director, Tri-County Railroad
                                                          Authority.

                                         DIRECTOR         PRINCIPAL OCCUPATION OR EMPLOYMENT FOR THE
                 NAME                     SINCE     AGE    PAST FIVE YEARS; OTHER DIRECTORSHIPS(1)
                 ----                    --------   ---   ------------------------------------------
Gilbert H. Lamphere....................    2000     48    Managing Director, Lamphere Capital
                                                          Management, an investment advisory firm,
                                                          1998 to present; Managing Director,
                                                          Fremont Group, Inc. (S.F.), an investment
                                                          group, from 1994 to 1998; Director,
                                                          Canadian National Railway.
Joseph Nemec...........................    2000     60    Senior Vice President, Booz, Allen and
                                                          Hamilton, consulting in strategic
                                                          development in E-Business initiatives,
                                                          telecommunications and other industries.
Herbert H. Peyton......................    2000     69    President and Chief Executive Officer of
                                                          Gate Petroleum Company. Trustee of Alfred
                                                          I. duPont Testamentary Trust; Director of
                                                          the Nemours Foundation, Director, First
                                                          National Bank and The St. Joe Company.
W. L. Thornton.........................    1984     72    Director, The St. Joe Company; Trustee,
                                                          Alfred I. duPont Testamentary Trust;
                                                          Director, The Nemours Foundation. Prior to
                                                          May 21, 1997, Chairman of the Board and
                                                          Chief Executive Officer of FECI. Prior to
                                                          May 1995, Chairman, President and Chief
                                                          Executive Officer of FECI.

 THE BOARD RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.
---------------
(1) If no dates are indicated, each nominee has had the same principal occupation for the past five years.

                    BOARD OF DIRECTORS AND BOARD COMMITTEES

     The Board holds quarterly meetings, including one meeting following the Annual Shareholders' Meeting, and other meetings when called in accordance with the Company's By-Laws. During 2000, the Board held four meetings.

     To assist it in carrying out its duties, the Board has authority to appoint committees. Under that authority, the Board has two standing committees, an audit committee and a compensation committee.

COMMITTEES OF THE BOARD

     The Audit Committee is focused on the following areas: (a) the adequacy of the Company's financial reporting process and the reliability of the Company's financial statements, (b) the independence and performance of the Company's independent auditors, and (c) the adequacy of the Company's internal control systems regarding financial, accounting, legal compliance and ethics. The Committee meets with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. It discusses these matters with the Company's independent auditors and with appropriate Company financial personnel. The Committee also recommends to the Board the appointment of the independent auditors and periodically reviews their performance and independence from management. The Board of Directors has determined that none of the members of the Committee has a relationship to the Company that may interfere with their independence from the Company and its management and, therefore, the directors who serve on the Committee are all "independent" for purposes of the New York Stock Exchange listing standards. The Board has adopted a written charter setting out the audit related functions the Audit Committee is to perform. Management has primary responsibility for the Company's financial statements and the overall reporting process, including the

Company's system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles, and discuss with the Audit Committee any issues they believe should be raised with them. The Audit Committee is currently comprised of Adolfo Henriques (Chair), W. L. Thornton, David Foster, and Joseph Nemec, each of whom is a non-employee director. A copy of the Charter of the Audit Committee is appended hereto as Exhibit A. The Audit Committee held four meetings during the fiscal year ended December 31, 2000.

     The Compensation Committee periodically reviews the Company's compensation philosophy, policies, practices and procedures, and makes recommendations to the Board concerning changes, as appropriate. The Committee is composed exclusively of four non-employee directors. The Board of Directors has delegated to the Compensation Committee the responsibility of assuring that the Chief Executive Officer and other executive officers of the Company are compensated effectively in a manner consistent with the Company's compensation policies. The Committee reviews and determines annually the individual elements of total compensation for the executive officers of the Company. The Committee considers the advice of independent outside consultants and compensation survey data in determining the amounts and types of compensation the Company pays its officers. In addition to establishing the base salary of the executive officers, the Committee administers the Company's Senior Management Incentive Compensation Plan and the Stock Incentive Plan. The Committee reviews changes in the Company's employee benefit plans, and savings and retirement plans and reports its findings to the Board. The Compensation Committee is currently comprised of Allen C. Harper (Chair), J. Nelson Fairbanks, Richard S. Ellwood and Gilbert Lamphere. The Compensation Committee held eight meetings in 2000.

     The Company does not have a Nominating Committee.

     All members of the Board of Directors attended at least seventy-five percent (75%) of the total number of Board meetings and meetings held by committees on which each served.

                           COMPENSATION OF DIRECTORS

     Non-management directors are entitled to a retainer of $20,000 per year, a fee of $1,000 for each Board meeting attended, and a fee of $1,000 for each committee meeting attended. In addition, the Chairpersons of Board committees receive a $3,000 retainer each year. In addition to these standard fees, directors are reimbursed for transportation and other reasonable expenses incident to attendance at Board and committee meetings. Upon election, new directors are each entitled to receive options for 2,000 shares of the Company's Class A Common Stock, such options vest and are exercisable one year following the date of the grant at an exercise price equal to fair market value as of the date of the grant. Directors are also entitled to receive options for 3,000 shares upon reelection with an exercise price equal to the fair market value of the Company's Class A Common Stock as of the date of the grant. All options expire ten years following the date of the grant. Directors who were reelected in 2000 were each awarded options for 3,000 shares at an exercise price of $48.4378 per share. Such options were first exercisable on November 16, 2000 and expire May 16, 2010. The only management director is Robert W. Anestis, Chairman, President and Chief Executive Officer. Management directors do not receive any cash payment or option award for their services as a director.

     In December 2000, the Compensation Committee of the Board of Directors made certain option grants to members of the Board and certain executive officers to encourage long-term ownership of stock in the Company. Each member of the Board was granted immediately exercisable options to acquire shares of Class A Common Stock with a total purchase price of up to $100,000 based on the fair market value as of the date of exercise. The exercise price for those options was the fair market value of Class A Common Stock as of the date of exercise. Pursuant to the terms of the awards, if he exercised the option, each director received additional options to acquire three times the number of shares purchased upon exercise of the original option, having the same exercise price as the purchase price for the original option. Those options vest over three years and expire in five years. A sale of the shares acquired pursuant to exercise of the original option, prior to the vesting of the subsequently granted options, will result in a pro rata forfeiture of the subsequently granted options. The Company also made loans available to the eligible participants, including directors, to facilitate exercise of the initial options granted pursuant to this program. The directors and other participants may borrow up to 90 percent of the purchase price.

Participants must pledge the shares as collateral. The loans bear interest at the applicable federal rate, and are full recourse and must be paid within three years. Each of the directors participated in the purchase option and with the exception of Mr. Thornton, each Director used the loan available to exercise the initial option and purchase shares from the Company. See Certain Relationships and Related Transactions.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS

     The following table provides information about any person known by management to have been the beneficial owner of more than five percent of either class of FECI's Common Stock as of December 31, 2000:

                                       AMOUNT AND NATURE OF                    AMOUNT AND NATURE OF
NAMES AND ADDRESSES                   BENEFICIAL OWNERSHIP OF     PERCENT     BENEFICIAL OWNERSHIP OF     PERCENT
OF BENEFICIAL OWNER                    CLASS A COMMON STOCK     OF CLASS(1)    CLASS B COMMON STOCK     OF CLASS(1)
-------------------                   -----------------------   -----------   -----------------------   -----------
Alfred I. duPont Testamentary
  Trust(2), (5)
1650 Prudential Drive
Jacksonville, FL 32207..............                                                11,469,273             58.5%
The Nemours Foundation(3), (5)
1650 Prudential Drive
Jacksonville, FL 32207..............         1,805,556             10.7%               515,761              2.6%
Franklin Mutual Advisors, LLC(4),
(5)
51 John F. Kennedy Parkway
Short Hills, NJ 07078...............         4,973,670             29.4%                19,637                *

The Robert Bruce Management Co.(5)
  96 Spring St.
  South Salem, NY 10590.............         1,618,400              9.6%

---------------

 *  Less than percent.
(1) All percentages shown are rounded to the nearest one-tenth percent.
(2) The Trustees of the Trust are J. S. Lord, H. H. Peyton (a director of FECI),
    J. F. Porter III, W. T. Thompson III, W. L. Thornton (a director of FECI), and Wachovia Bank, N.A., a subsidiary of Wachovia Corporation, by H. M. Durden.
(3) The Directors of the Nemours Foundation are H. M. Durden, J. S. Lord, H. H. Peyton (a director of FECI), J. F. Porter III, W. T. Thompson III and W. L. Thornton (a director of FECI).
(4) Based on Schedule 13G filing dated January 23, 2001.
(5) Percentage of Ownership of Total Shares Outstanding is as follows: The Trust and The Nemours Foundation together own 37.8 percent; Franklin Mutual Advisors, LLC owns 13.7 percent; and The Robert Bruce Management Co. owns
    4.4 percent.

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS

     The following table provides information about the beneficial ownership of FECI Common Stock by the directors, nominees for director, the executive officers named in the Summary Compensation table and all directors, nominees and executive officers as a group of the Company as of March 31, 2001. The number of shares shown in the table includes the number of shares which the person specified may acquire by exercising options which may be exercised within 60 days of March 31, 2001.

                                                    NUMBER OF                       NUMBER OF
                                                     CLASS A                         CLASS B
                                                  COMMON SHARES      PERCENT      COMMON SHARES      PERCENT
                                                BENEFICIALLY OWNED   OF CLASS   BENEFICIALLY OWNED   OF CLASS
                                                ------------------   --------   ------------------   --------
Robert W. Anestis(1)..........................       228,399           1.4%           4,100            *
Richard S. Ellwood(2).........................         9,774             *                             *
J. Nelson Fairbanks(3)........................         8,782             *              100            *
David M. Foster...............................         3,919             *              500            *
Allen C. Harper(3)............................         8,919             *                             *
Adolfo Henriques(3)...........................         8,877             *                             *
Gilbert H. Lamphere...........................         2,778             *                             *
Joseph Nemec..................................         2,787             *                             *
Herbert H. Peyton(4)..........................         3,919             *              231            *
W. L. Thornton(5).............................        10,660             *              801            *
Heidi J. Eddins(6)............................        20,360             *            1,000            *
Robert F. MacSwain(7).........................        32,284             *                             *
John D. McPherson(8)..........................        94,415             *                             *
Richard G. Smith(9)...........................        11,500             *                             *
Mark A. Leininger(10).........................         3,000             *                             *
                                                     -------           ---            -----           -----
All executive officers, directors and nominees
  as a group (15 persons).....................       455,041          2.7%            6,732

---------------

 *  Less than one percent.

 (1) Includes beneficial ownership of 173,334 shares which may be acquired by exercise of options and 24,000 shares of restricted stock.
 (2) Includes beneficial ownership of 5,000 shares which may be acquired by exercise of options.
 (3) Includes beneficial ownership of 6,000 shares which may be acquired by exercise of options.
 (4) In his capacity as Trustee of the Trust and Director of the Nemours Foundation, Mr. Peyton may also be deemed to be the beneficial owner of the shares of the Company held by the Trust and the Nemours Foundation, totaling 1,805,556 shares of Class A Common and 11,985,034 shares of Class B Common.
 (5) Includes beneficial ownership of 6,000 shares which may be acquired by exercise of options. In his capacity as Trustee of the Trust and Director of the Nemours Foundation, Mr. Thornton may also be deemed to be the beneficial owner of the shares of the Company held by the Trust and the Nemours Foundation, totaling 1,805,556 shares of Class A Common and 11,985,034 shares of Class B Common.
 (6) Includes beneficial ownership of 12,668 shares which may be acquired by exercise of options and 3,000 shares of restricted stock.
 (7) Includes beneficial ownership of 17,668 shares which may be acquired by exercise of options and 6,000 shares of restricted stock.
 (8) Includes beneficial ownership of 22,000 shares which may be acquired by exercise of options and 6,000 shares of restricted stock.
 (9) Includes 7,500 shares of restricted stock.
(10) Includes 2,000 shares of restricted stock.

CHANGE IN CONTROL

     On October 9, 2000, The St. Joe Company (St. Joe) completed a distribution of 53.8 percent of the common shares outstanding of the Company owned by St. Joe as of that date. The distribution was effected pursuant to a Distribution and Recapitalization Agreement (Distribution Agreement) which had been entered into by the Company and St. Joe in October 1999. Pursuant to the Distribution Agreement, the shares of FECI Common Stock held by St. Joe were recapitalized, and St. Joe acquired a new class of FECI Common Stock called Class B Common Stock, which was distributed to St. Joe shareholders. Shareholders, other than St. Joe, continued to hold common stock which was redesignated Class A Common Stock. The distribution was consummated following the shareholders' approval on March 8, 2000 and receipt by St. Joe of a ruling by the IRS confirming that the distribution would be tax free to St. Joe and its shareholders. As a result of the distribution, St. Joe no longer owns any shares of the Company. The Alfred
I. duPont Testamentary Trust (Trust) received 11,469,273 shares of Class B Common Stock as a result of the distribution. These shares total 31.4 percent of all of the Common Shares outstanding. The holdings of the Trust, together with the holdings of Class A Common Stock and Class B Common Stock by the Nemours Foundation, equal 37.8 percent of the Company's outstanding common stock as of March 31, 2001.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), requires the Company's executive officers and directors, and any persons owning more than ten percent of a class of the Company's stock to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC) and the New York Stock Exchange. During 2000, the executive officers and directors of the Company filed with the SEC on a timely basis all required reports relating to transactions involving equity securities of the Company beneficially owned by them. The Company has relied on the written representation of its executive officers and directors and copies of the reports they have filed with the SEC in providing this information.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation for the Company's Chief Executive Officer and each of the four other most highly compensated executive officers (the Named Executive Officers), during the three-year period ended December 31, 2000. Each of the Named Executive Officers began employment with the Company on or after January 1, 1999.

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION                         LONG-TERM COMPENSATION
                                     -----------------------------------------   --------------------------------------------
                                                                     OTHER       RESTRICTED   SECURITIES
                                                                     ANNUAL        STOCK      UNDERLYING
                                             SALARY    BONUS(a)   COMPENSATION   AWARDS(b)     OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR     ($)        ($)          ($)           ($)           #        COMPENSATION(c)($)
---------------------------          ----   --------   --------   ------------   ----------   ----------   ------------------
Robert W. Anestis, 55..............  2000   $500,000   $375,000            *              0         (d)          $5,847
  Chairman, President                1999   $400,000   $400,000     $174,910     $1,197,500    540,000           $5,992
  & Chief Executive Officer          1998          0          0            0              0          0                0
Robert F. MacSwain, 58.............  2000   $275,000   $202,400            *              0         (d)          $5,847
  Vice Chairman; Vice                1999   $206,250   $205,830     $ 47,036     $  205,781     83,000           $6,730
  Chairman, Flagler                  1998          0          0            0              0          0                0
  Development Company
John D. McPherson, 54..............  2000   $300,000   $206,400            *              0         (d)          $6,699
  Executive Vice President;          1999   $166,667   $161,644     $173,296     $  392,356    110,000           $7,660
  President, Florida East            1998          0          0            0              0          0                0
  Coast Railway, L. L. C.
Heidi J. Eddins, 44................  2000   $235,000   $173,000            *              0         (d)          $4,029
  Executive Vice President,          1999   $152,984   $160,000     $ 56,464     $  137,188     58,000           $3,398
  Secretary and General              1998          0          0            0              0          0                0
  Counsel
Mark A. Leininger, 39..............  2000   $112,500   $ 38,000            *     $   48,000         (d)          $1,688
  Vice President and                 1999   $ 20,430   $  8,445            *     $   36,500      5,000           $   50
  Controller                         1998          0          0            0              0          0                0

---------------

(a) Bonus earned for performance in 2000 was paid to the Named Executive Officers on March 14, 2001.
(b) The amounts in the column represent the grant date value of restricted stock awarded to the Named Executive Officers. The number of shares and their values as of December 31, 2000 were as follows: Mr. Anestis had 24,000 shares valued at $861,000; Mr. McPherson had 10,150 shares valued at $364,131; Mr. MacSwain had 6,000 shares valued at $215,250; Mrs. Eddins had 4,000 shares valued at $143,500, and Mr. Leininger had 2,000 shares valued at $71,750. The grants were made in 1999 and the applicable restrictions lapse ratably over five years. The number of shares and values presented are for the remaining restricted portion of the grant as of December 31, 2000. The restrictions lapse ratably over five years on the anniversary of the date of grant, except with respect to the shares granted to Mr. McPherson as a signing bonus. The restrictions on these shares ratably lapse over two years. Dividends are paid on the restricted shares in the same way that dividends are paid on common stock.
(c) The amounts reported as "All Other Compensation" in the table above include the following payments with respect to 2000:

                                              COMPANY CONTRIBUTION    VALUE OF EXECUTIVE LIFE
                                                  TO 401K PLAN       INSURANCE PAID BY COMPANY
                                              --------------------   -------------------------
Anestis.....................................         $3,525                   $2,322
McPherson...................................         $3,525                   $3,174
MacSwain....................................         $3,525                   $2,322
Eddins......................................         $3,525                   $  504
Leininger...................................         $1,526                   $  162

---------------

(d) See Option Grants in last fiscal year (below).
* Less than $50,000 and less than 10 percent of the sum of salary and bonus.

                       OPTIONS GRANTS IN LAST FISCAL YEAR

                                                      PERCENT OF TOTAL
                              NUMBER OF SECURITIES    OPTIONS GRANTED     EXERCISE OR BASE
                               UNDERLYING OPTIONS       TO EMPLOYEES           PRICE         EXPIRATION   GRANT DATE
                                      (#)              IN FISCAL YEAR        ($/SHARE)          DATE      VALUE $(c)
                              --------------------   ------------------   ----------------   ----------   ----------
Robert W. Anestis,..........        50,000(a)                                 $42.9375        09/06/10     $965,225
  Chairman, President               59,571(b)              30.2%              $34.1250        12/21/05     $823,271
  and CEO
Robert F. MacSwain,.........        12,500(a)               3.6%              $42.9375        09/06/10     $241,306
  Vice Chairman; Vice
  Chairman, Flagler
  Development Company
John D. McPherson,..........        12,500(a)               3.6%              $42.9375        09/06/10     $241,306
  Executive Vice
  President; President,
  Florida East Coast
  Railway, L. L. C.
Heidi J. Eddins,............        10,000(a)                                 $42.9375        09/06/10     $193,045
  Executive Vice                    14,165(b)               6.7%              $34.4375        12/22/05     $195,760
  President, Secretary
  and General Counsel
Mark A. Leininger,..........         5,000(a)               4.3%              $42.9375        09/06/10     $ 96,523
  Vice President and
  Controller

---------------

(a) Options granted as part of annual awards pursuant to the Company's Stock Incentive Plan. The material terms of these awards are as follows:

     - The options vest in one-third increments on the first three anniversaries of the grant.

     - The exercise price is the fair market value of the Company's Class A Common Stock as of the date of grant; options are exercisable over a ten-year period from the date of grant.

     - The plan and the employment agreements have provisions about the impact of a change of control, death, disability, retirement and termination of employment on the exercisability of options.

(b)In 2000, the Compensation Committee made certain grants under the Company's Stock Incentive Plan. The grants included immediately exercisable grants to purchase shares of Class A Common Stock up to certain amounts equal to base salary for Mr. Anestis, the Chief Executive Officer, and one-half times base salary for other senior officers of the Company and its subsidiaries. The exercise price is equal to the fair market value of the Company's Class A Common Stock as of the date of purchase. If eligible participants exercised those grants, they also received options to purchase additional shares in amounts three times the number of shares purchased. These options vest ratably over three years and expire in five years. If a participant sells purchased shares before the options vest, a pro rata portion of the options is forfeited. The Committee also authorized a loan program to help the eligible participants exercise the option to purchase shares from the Company. Eligible participants may borrow up to 90 percent of the purchase price. Participants must pledge the shares purchased as collateral for the loans. The loans are full recourse, meaning that the Company can seek to collect repayment of the loan from the participant even if the collateral is not sufficient to repay the loan. The loans must be paid within three years. Interest on the borrowed amount is at the applicable federal rate. See Certain Relationships and Related Transactions. Mr. Anestis and Mrs. Eddins exercised the immediately exercisable options in December 2000. Mr. McPherson and Mr. MacSwain exercised the options in January 2001, acquiring 16,800 and 18,976 options, respectively.
(c)This estimate of value has been developed solely for purposes of comparative disclosure in accordance with the rules and regulations of the SEC. The hypothetical values of the awards were determined by using the Black Scholes model and are based on the following assumptions: exercise price is equal to the market value as of the date of the grant; estimated dividend yield rate of .23% (and .29% for December grants) as of date of grant; weighted-average expected volatility of 38%; risk-free interest rate of approximately 5.0% (the rate applicable to a six-year treasury security at the time of the award); an expected option term of 6.3 years (or 5 years if the option period is 5 years or less), representing a projected duration based upon experience of other companies from date of grant to exercise. These assumptions are not a forecast of future performance or of future dividend policy. THERE IS NO ASSURANCE THE VALUE REALIZED BY AN EXECUTIVE WILL BE AT OR NEAR THE VALUE ESTIMATED BY THE BLACK SCHOLES MODEL.

   The actual value of options will depend on the market value of the Company's Common Stock on the dates the options are exercised. No realization of value from the option is possible without an increase in the price of the Company's Common Stock, which would benefit all shareholders.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END-OPTION
                                     VALUES

                                                                   NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS
                                                                  OPTIONS AT FISCAL YEAR     AT FISCAL YEAR END
                                                                         END (#)                   ($)(b)
                                    SHARES                        ----------------------   ----------------------
                                 ACQUIRED ON         VALUE             EXERCISABLE/             EXERCISABLE/
                                 EXERCISE (#)   REALIZED ($)(a)       UNEXERCISABLE            UNEXERCISABLE
                                 ------------   ---------------   ----------------------   ----------------------
Robert W. Anestis..............     13,747            $0             173,334/462,490        $968,254/$2,135,438
John D. McPherson..............          0            --              12,000/123,100             87,125/770,375
Robert F. MacSwain.............          0            --               10,168/85,332             66,950/576,863
Heidi J. Eddins................      3,266            $0                7,668/71,221             45,857/402,673
Mark A. Leininger..............          0            --                 1,000/9,000                        0/0

---------------

(a) Exercise price was equal to fair market value of the Company's Class A Common Stock as of the exercise date.
(b) Market value of shares ($35.875/per share) covered by in-the-money options on December 31, 2000 less option exercise price.

                        EXECUTIVE EMPLOYMENT AGREEMENTS

     The Company has employment agreements with certain of the Named Executive Officers. Brief summaries of the employment arrangements are set forth below.

     On October 30, 1998, the Company entered into an employment agreement with Robert W. Anestis, pursuant to which Mr. Anestis became employed as the Company's Chairman, President and Chief Executive Officer for a five-year term commencing January 1, 1999. Prior to joining the Company, Mr. Anestis practiced law from 1971 to 1982 with a focus on mergers and acquisitions. From 1982 to 1986, Mr. Anestis served as President of Guilford Transportation Industries, Inc. and as Director of Guilford and its subsidiary railroads. From 1986 to 1998, he acted as President of Anestis & Company, a Westport, CT based investment banking and financial advisory firm that had extensive involvement in the railroad industry. Mr. Anestis has served on numerous boards, including Champion Enterprises, Inc., Major Realty Corporation, Acceptance Insurance Companies, Vector Distributors, Inc. and CHB Capital Partners, L.P. He received his bachelor's degree from Yale University and his master's degree in Business Administration and J.D. from Harvard University. Mr. Anestis' employment agreement entitles him to a base salary of not less than his base salary in 1999, a bonus of up to 100 percent of base salary based upon the attainment of performance goals and participation in the Company's various employee benefit plans and programs. The employment agreement provides for the grant to Mr. Anestis of 40,000 shares of restricted stock subject to vesting in installments of 8,000 shares each year for five years, such vesting to accelerate upon the occurrence of certain events, including a change in control of the Company. The agreement also provides for the grant to Mr. Anestis of non-statutory stock options with respect to an aggregate of 500,000 shares of Common Stock with various vesting requirements and an exercise price of $29.9375 per share. Mr. Anestis is also entitled to participate in the Company's Stock Incentive Plan. In the event the Company terminates Mr. Anestis' employment other than for cause, death or disability, or Mr. Anestis terminates his employment for good reason (as defined in the agreement), the employment agreement obligates the Company to, among other things, continue payments to Mr. Anestis for two years of his base salary and highest annual bonus (termination payment) and continue his benefit plan participation for the remaining term of the agreement (determined without regard to the termination of employment). The employment agreement also contains change in control provisions which, if triggered, requires the Company to make a supplemental payment to Mr. Anestis equal to the excess of $5 million over the sum of (i) the current fair market value as of the date of the change in control of all restricted stock on which restrictions have lapsed, (ii) the sum of the difference between the fair market value of vested stock options over their exercise price, and (iii) the termination payment. The agreement also obligates the Company to provide Mr. Anestis a "gross-up" bonus to cover, on an after-tax basis, any excise taxes payable by him.

     On February 2, 1999, the Company entered into substantially similar employment agreements with Robert F. MacSwain, Heidi J. Eddins and John D. McPherson. Mr. MacSwain was hired as the Company's Executive Vice
President -- Special Projects and is now the Vice Chairman. Mr. MacSwain joined the Company in 1999 from MacSwain & Company, which he founded and worked for a variety of clients in the railroad, telecom and real estate industries. Prior to MacSwain & Company, he served as Senior Vice President of Guilford Transportation Industries. Prior to Guilford, Mr. MacSwain held the position of Vice President of Hartford Insurance Group with responsibility for real estate development, financing and special projects. Mr. MacSwain earned his bachelor's degree from the University of Notre Dame. Mrs. Eddins joined the Company in 1999 as Senior Vice President, Secretary and General Counsel from Providence and Worcester Railroad Company where she acquired sixteen years of industry experience in positions of increasing responsibility beginning as Assistant General Counsel and served as Vice President, Secretary and General Counsel when she left to join FECI. Prior to joining Providence and Worcester, she practiced law in Hartford, CT for three years. She received her bachelor's degree from Boston College and her J.D. from the University of Connecticut School of Law. She is now Executive Vice President, General Counsel and Secretary. Mr. McPherson joined FECI in 1999 from Illinois Central Corporation where he held various positions from 1993 through 1999, including President, CEO and Director. Prior to joining Illinois Central, he held operating and transportation positions at Atchison Topeka and Santa Fe Railway. Mr. McPherson earned his bachelor's degree from Emporia State University and his master's degree from the Sloan School of Management at Massachusetts Institute of Technology. Mr. McPherson was employed effective May 10, 1999 as the Company's Executive Vice President - Rail Operations and Chief Operating Officer of the Railway and is now President of the Company's Railway.

     The employment agreements provide for the grant to Mr. MacSwain, Mrs. Eddins and Mr. McPherson of non-statutory stock options to purchase 75,000, 50,000 and 100,000 shares of Common Stock, respectively, with various vesting requirements and an exercise price equal to the fair market value of the underlying shares on the date of the employment agreement, or $27.4375, and 7,500, 5,000 and 10,000 shares of restricted stock, respectively, subject to ratable annual vesting over five years, such vesting to accelerate upon the occurrence of certain events. Mr. McPherson also received 4,300 shares of restricted stock as a signing bonus, subject to vesting in equal installments on the first and second anniversary of the agreement.

     On January 1, 2001, the Company entered into substantially the same employment agreement with Richard G. Smith. Mr. Smith, employed as the Company's Executive Vice President and Chief Financial Officer, joined FECI after serving as Vice President and CFO at American Business Products in Atlanta, GA. He has 25 years of experience in finance, corporate development and strategy. His experience includes CFO positions at Brambles Acquisition, Inc. and Environmental Systems Company, prior to holding that position at American Business Products. In addition, he held corporate strategy and development positions in both the public and private sectors. Mr. Smith earned his bachelor's degree from the University of British Columbia and his master's degree from the Sloan School of Management at Massachusetts Institute of Technology. His employment agreement provides for the grant of non-statutory stock options to purchase 75,000 shares of Class A Common Stock, with various vesting requirements and an exercise price equal to the fair market value of the underlying shares on the date of the employment agreement, or $34.125, and 7,500 shares of restricted stock subject to ratable annual vesting over five years, such vesting to accelerate upon the occurrence of certain events.

     Each of these executives is entitled to participate in the Company's Annual Cash Incentive Plan, with a bonus of up to 100 percent of base salary based upon the attainment of performance goals and to participate in the Company's Stock Incentive Plan. In the event the Company terminates the executive's employment other than for cause, death or disability, or the executive terminates his or her employment for good reason, the employment agreement obligates the Company to, among other things, (i) continue payments to the executive for eighteen months of an amount equal to the sum of 150 percent of the executive's base salary and 50 percent of the executive's bonus for the most recently completed fiscal year, and (ii) continue the executive's health plan participation for such 18-month period. The employment agreement also contains change in control provisions which, if triggered, requires the Company to make a lump sum payment to the executive equal to two times his or her then-current base salary. The agreements also obligate the Company to provide each of the executives a "gross-up" bonus to cover, on an after-tax basis, any excise taxes payable by such executive. The employment agreements entitle the executives to participate in the Company's various short-term incentive bonus, long-term equity incentive, savings, retirement, welfare, fringe, relocation and car allowance plans, programs and arrangements.

                        COMPENSATION COMMITTEE REPORT(1)

     The Company's compensation program for executives consists of three key elements:

     (a) base salary

     (b) performance-based annual cash incentive

     (c) grants of stock options and restricted stock

COMPENSATION PHILOSOPHY

     The goal of the executive compensation program is to attract, motivate and retain highly talented individuals while ensuring that these executives are compensated in a way that advances both the short-and long-term interests of shareholders.

     The Committee believes that a significant proportion of pay should be at risk and should be remunerative to the executives only if shareholders benefit. To achieve this goal, the Committee sets goals for each executive officer designed to create value for shareholders in both the short-and long-term by improving the overall performance and profitability of the Company and its operating subsidiaries. The Committee rewards executives when they have achieved these goals. The Committee also grants stock options that are of value only if the stock price increases over time.

     The Committee also adjusts each executive's compensation to reflect his or her individual performance and contribution to the Company.

BASE SALARY

     Base salary is set at levels that are determined by the competitive market and individual performance taking into account a subjective assessment of the nature of the position and contribution and experience of the officer.

     The Committee also reviews and considers the median level of compensation for comparable positions in the Company's financial peer group in determining whether, and to what extent, salary adjustments are made.

ANNUAL CASH INCENTIVE

     The Company's Annual Cash Incentive Plan provides for annual incentive awards based on achievement of pre-determined goals. Each year, the Committee sets goals relating to improvements in the financial performance of the Company and its subsidiaries. The Committee establishes a corporate financial performance level at which a target performance award may be earned, with a threshold or minimum performance level below which no award will be paid, and a maximum level beyond which no additional amounts will be paid. In addition, the Committee establishes specific goals for the individual executive designed to improve the short-term and long-term performance of the Company. The size of awards depends on the actual level of performance of the Company and the accomplishments of the individual.

     These award criteria may be expressed in absolute terms relative to an approved budget or relative to the performance of other companies. The Committee exercises its judgment to establish a range of performance levels that we believe are in the best interest of the shareholders. The cash incentive opportunity for 2000 was tied to improvements in operating profit of the Company, adjusted to reflect certain unique items such as real estate sales and special charges.

     At the end of 2000, the Committee reviewed the Company's overall performance and the general and specific objectives for each executive. The annual incentive awards were determined and paid in cash in early 2001, and the amounts of those awards made to each of the Named Executive Officers are listed in the Summary Compensation Table.

     The Committee in late 2000, with the assistance of a compensation consultant, undertook a review of the cash incentive program to evaluate the appropriate performance measures that would focus, motivate and reward executives to generate shareholder value. This process included an analysis of competitive compensation and measures that drive shareholder value, as well as extensive management interviews. As a result of this review, the Committee has revised the incentive compensation strategy for 2001 to incorporate specific goals for each operating subsidiary and the Company with reference to one or more of the following business criteria: revenues, operating profit, EBITDA (earnings before interest, taxes, depreciation and amortization), return on net assets, specific development and other strategic milestones, and specific appropriate individual or departmental goals.

STOCK INCENTIVE PLAN

     The Company in 1998 adopted a long-term incentive program designed to encourage the creation of long-term value for shareholders. The program consists of restricted stock grants and grants of stock options. Each grant allows the recipient to acquire shares of FECI Class A Common Stock, subject to vesting periods, typically of between three and five years, continued employment with the Company and the terms of employment contracts (if applicable). The options have an exercise price equal to the fair market value of the Company's Class A Common Stock as of the date of the grant. The options generally expire ten years from the date of the grant. Target grants for senior executive officers are established in their employment agreements, subject to performance. The number of options granted to other executives is within a range associated with the individual's level of responsibility and salary. In 2000, the Committee granted options to the Named Executive Officers of between 5,000 and 50,000 shares.

     In December 2000, the Committee made certain grants (Grants) under the Company's Stock Incentive Plan. The Grants included immediately exercisable grants to purchase shares of Class A Common Stock up to certain amounts, (equal to base salary for the Chief Executive Officer, one-half times base salary for other senior officers of the Company and its subsidiaries, and $100,000 for directors). The exercise price was equal to the fair market value of the Company's Class A Common Stock as of the date of the purchase. If eligible participants exercised those Grants, they also received options to purchase additional shares in amounts equal to three times the number of shares purchased, at an exercise price equal to the fair market value as of the date of the Grant. These options vest ratably over three years and expire in five years. If a participant sells shares initially purchased under this program before the options vest, a pro rata portion of the options is forfeited. The Committee also authorized a loan program to help the eligible participants exercise the initial option to purchase shares from the Company. Eligible participants were permitted to borrow up to 90 percent of the purchase price. Participants were required to pledge the shares purchased as collateral for the loans. The loans are full recourse, meaning that the Company can seek to collect repayment of the loan from the participant even if the collateral is not sufficient to repay the loan. The loans must be repaid within three years. Interest on the borrowed amount is charged at the applicable federal rate. The Committee believes this program provides significant incentive to create shareholder value. See Certain Relationships and Related Transactions.

     Grants of restricted stock are also authorized in the plan. Grants have been made to senior executives as initial grants upon execution of employment agreements and upon promotions and increase in responsibilities. Grants have restrictions lapsing ratably over a five-year period. The restricted stock is subject to forfeiture in certain instances of termination of employment.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Anestis' compensation for 2000 was established applying the principles outlined above.

BASE SALARY

     Mr. Anestis' base salary as reported in the Summary Compensation Table reflects a 25 percent increase over 1999 as a result of the Committee's evaluation of his performance, the level of responsibilities he holds as Chairman, President and Chief Executive Officer of the Company, and Chairman of its four distinct operating subsidiaries, as well as a review of the compensation of executives in peer group companies.

ANNUAL INCENTIVE

     Mr. Anestis is eligible for a cash incentive of up to 100 percent of his base salary. In early 2000, the Committee established performance measures to determine Mr. Anestis' eligibility for a cash incentive bonus. Following the determination of year-end results, the Committee reviewed Mr. Anestis' performance in relation to these measures, as well as Mr. Anestis' performance of the specific goals established by the Committee. The Committee determined that based on Mr. Anestis' performance and the overall Company performance, Mr. Anestis was entitled to a cash incentive bonus equal to 75 percent of his base salary.

STOCK OPTIONS

     On September 6, 2000, Mr. Anestis received a stock option award of 50,000 shares as part of the Company's annual stock option grant under its Stock Incentive Plan. The Committee determined that this award recognized Mr. Anestis' leadership and contributions to the Company.

     In addition, Mr. Anestis was eligible to participate in the stock purchase option award granted by the Committee to directors and senior executives as described above. Mr. Anestis exercised his option to purchase 13,747 shares (see Certain Relationships and Related Transactions) and was awarded options to acquire 45,824 additional shares, which options vest over three years.

CORPORATE TAX DEDUCTION ON COMPENSATION IN EXCESS OF $1 MILLION A YEAR

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Company's Chief Executive Officer or any of the four other most highly compensated executive officers. The statute exempts, however, qualifying performance-based compensation from the deduction limit if certain requirements are met. The Committee intends to structure performance-based compensation, including stock option grants and annual cash bonuses to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements.

     The Committee reserves the authority to award non-deductible compensation in the event it determines that the complexity of managing the diverse businesses comprising FECI and other circumstances warrant such compensation. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under
Section 162(m) does in fact do so.

Compensation Committee:

Allen C. Harper, Chairman
Richard S. Ellwood
J. Nelson Fairbanks
Gilbert H. Lamphere

(1) The material in this report and the Performance Graph is not "Soliciting Materials," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

                            STOCK PERFORMANCE GRAPH

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The graph below shows the five-year cumulative total shareholder return assuming the investment of $100 on December 31, 1995 (and the reinvestment of dividends thereafter) in FECI Common Stock, the Russell 1000 Index, the Russell 2000 Index, Value Line Railroad Index, NAREIT Equity Index and Nasdaq Telecom Index. The Nasdaq Telecom Index was added this year to provide information about a telecommunications peer group.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG FECI, THE RUSSELL 1000, THE RUSSELL
  2000, THE NAREIT EQUITY INDEX, THE NASDAQ TELECOM INDEX, AND THE VALUE LINE
                                 RAILROAD INDEX

                                RUSSELL 1000      RUSSELL 2000         NAREIT        NASDAQ TELECOM      VALUE LINE
                                    INDEX             INDEX         EQUITY INDEX          INDEX        RAILROAD INDEX
                                ------------      ------------      ------------     --------------    --------------
12/95                              100.00            100.00            100.00            100.00            100.00
12/96                              119.72            114.76            135.27            102.25            121.67
12/97                              156.22            138.31            162.67            149.26            149.51
12/98                              195.47            133.54            134.20            247.02            115.80
12/99                              233.50            159.75            128.00            438.28            136.76
12/00                              212.86            153.03            161.75            188.38            165.08

                                FLORIDA EAST
                                    COAST
                                 INDUSTRIES
                                ------------
12/95                              100.00
12/96                              128.63
12/97                              142.06
12/98                              208.69
12/99                              248.30
12/00                              213.88

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

THE ST. JOE COMPANY

     On October 9, 2000, The St. Joe Company (St. Joe) completed a distribution of 53.8 percent of the common shares outstanding of the Company owned by St. Joe as of that date. The distribution was effected pursuant to a Distribution and Recapitalization Agreement (Distribution Agreement) which had been entered into by the Company and St. Joe in October 1999. Pursuant to the Distribution Agreement, the shares of FECI Common Stock held by St. Joe were recapitalized, and St. Joe acquired a new class of FECI Common Stock called Class B Common Stock, which was distributed to St. Joe shareholders. Shareholders, other than St. Joe, continued to hold common stock which was redesignated Class A Common Stock. The distribution was consummated following the shareholders' approval on March 8, 2000 and receipt by St. Joe of a ruling by the IRS confirming that the distribution would be tax free to St. Joe and its shareholders. As a result of the distribution, St. Joe no longer owns any shares of the Company. The Alfred
I. duPont Testamentary Trust received 11,469,273 shares of Class B Common Stock as a result of the distribution. These shares total 31.4 percent of all of the Common Shares outstanding. The holdings of the Trust, together with the holdings of Class A Common Stock and Class B Common Stock by the Nemours Foundation, together equal 37.8 percent of the Company's outstanding common stock as of March 31, 2001.

     Flagler Development Company (FDC) (formerly called Gran Central Corporation), a wholly-owned subsidiary of FECI, owns, develops, leases and manages commercial and industrial properties throughout Florida. Effective as of January 1, 1998, St. Joe and FDC entered into a management agreement (Agreement), pursuant to which FDC appointed St. Joe as its agent to provide asset management, property management, property development and construction coordination services for FDC's real estate business (Real Estate Agreements). FDC paid St. Joe and certain of its affiliates the following amounts in 2000:
$1,579,363 for asset management services, $2,955,870 for property management services, $1,630,310 in development fees and $2,664,554 in construction coordination fees and leasing commissions and $656,702 in sales commissions.

     Effective upon the distribution, St. Joe and FDC entered into a Master Agreement which revised the Real Estate Agreements and restructured the relationship between the companies (the Master Agreement). Effective January 1, 2001, St. Joe no longer provides asset management services to FDC. St. Joe continues to provide property management, leasing, and development services for certain FDC properties for a period of three years from the date of the distribution. Under the revised Real Estate Agreements, St. Joe will pay to FDC $6 million in three annual installments commencing on the date of the distribution as additional consideration for FDC's willingness to enter into the restructured Real Estate Agreements. St. Joe paid the first payment of $2 million on October 10, 2000. In the Master Agreement, St. Joe and FDC were to enter into a series of joint venture relationships to jointly own and develop certain FDC properties and possibly some St. Joe properties. Prior to the effective date of the distribution, St. Joe and FDC decided not to enter into the joint ventures and amended the Master Agreement accordingly. As a result of that decision, FDC paid St. Joe $5.3 million for St. Joe's interest in the FDC joint venture properties.

     The Distribution Agreement, the Master Agreement and amendments thereto were negotiated and approved by a special committee of the Board of Directors.

DIRECTORS AND OFFICERS

  Stock Purchase Loans

     The following directors and officers exercised options pursuant to the Grants described in the Compensation Committee Report and executed promissory notes in December 2000 in the following amounts to purchase shares of Class A Common Stock:

Robert W. Anestis, Chairman, President and Chief Executive
  Officer...................................................  $469,125
Richard S. Ellwood, Director................................  $ 45,000
Adolfo Henriques, Director..................................  $ 90,000
Heidi J. Eddins, Executive Vice President, Secretary &
  General Counsel...........................................  $112,500

     The following directors and officers exercised options in January 2001 pursuant to the Grants and exercised promissory notes in the following amounts:

Richard S. Ellwood, Director................................  $ 45,000
J. Nelson Fairbanks, Director...............................  $ 90,000
David M. Foster, Director...................................  $ 90,000
Allen C. Harper, Director...................................  $ 90,000
Gilbert H. Lamphere, Director...............................  $ 90,000
Robert F. MacSwain, Vice Chairman...........................  $146,250
Joseph Nemec, Director......................................  $ 90,000
Herbert H. Peyton, Director.................................  $ 90,000
Richard G. Smith, Chief Financial Officer...................  $123,750

     These notes bear interest compounded annually at a rate of 6.10 percent for notes executed in December and 5.9 percent for notes executed in January, and must be paid within three years and are secured by a pledge of the shares purchased.

  Management Indebtedness

     Mr. Anestis is indebted to the Company, in the amount of $237,234, for payments made by the Company on his behalf for tax payments due when restrictions lapsed on restricted stock. The note is payable no later than December 31, 2001 and bears interest at the rate of 6.2 percent.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The firm of KPMG LLP served as the independent accountants for the Company for the fiscal year ending December 31, 2000. KPMG has audited the books of the Company for many years. Representatives of KPMG will be present at the Annual Meeting of Shareholders to make a statement if they desire to do so and to respond to appropriate questions. The Board of Directors has not yet selected independent public accountants for 2001. The Audit Committee of the Board of Directors will undertake the selection process and will recommend the independent public accountants to the Board of Directors.

  Audit Fees

     The Company paid $196,596 in fees to KPMG for professional services rendered for the audit of the Company's annual financial statements for 2000, and the reviews of the financial statements included in the Company's Forms 10-Q for 2000.

  Financial Information, Systems Design and Implementation Fees

     None.

  All Other Fees

     The Company paid $59,425 in all other fees to KPMG for professional services related to the audits of certain subsidiaries and employee benefit plans and tax compliance services.

     The Audit Committee has determined that the provision of these services by KPMG is compatible with maintaining KPMG's independence.

                           AUDIT COMMITTEE REPORT(1)

     The Audit Committee reviewed the Company's audited consolidated financial statements as of and for the year ended December 31, 2000, and met with management and the Company's independent public accountants to discuss those financial statements.

     We have discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as needed.

     We have received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Board Standard No. 1, Independence Discussions with Audit Committees, and have discussed with the independent public accountants their independence.

     Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including auditor independence.

     Members of the Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants.

Audit Committee -- Year 2000

Adolfo Henriques, Chairman
W. L. Thornton
David M. Foster
Joseph Nemec

                              FINANCIAL STATEMENTS

     A copy of the Annual Report of the Company for the year ended December 31, 2000 is enclosed. Such report is not part of this Proxy Statement.

                             SHAREHOLDER PROPOSALS

     Shareholders of the Company may present proposals for consideration at the 2002 Annual Meeting of Shareholders by following the procedures outlined in Rule 14a-8 of the Exchange Act and the Company's Amended and Restated Articles of Incorporation. Proposals of shareholders, which are the proper subject for inclusion in the Proxy Statement and for consideration at the 2002 Annual Meeting, must be submitted in writing and must be received by the Company's Secretary no later than December 17, 2001.

     Shareholders whose proposals are not included in the 2002 Proxy Statement and who would otherwise request proposals to be submitted to shareholders must follow the procedures set forth in the Company's Amended and Restated Articles of Incorporation. With respect to nominations of persons for election to the

---------------
1 The material in this report is not "Soliciting Materials," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

Board of Directors or any other matter proposed to be submitted to shareholders, notice must be given in writing to the Secretary not less than 60 days nor more than 180 days before the first anniversary of the date of the Company's Notice of Annual Meeting for the prior year's meeting. For next year's Annual Meeting, notice must be given no earlier than October 8, 2001, nor later than February 15, 2002. If a special meeting is held to elect directors, nominations must be received by the Secretary no later than 10 days after the earlier of the date notice of the meeting is given to shareholders or is announced publicly. A notice of a proposed item of business must include a description of, and the reasons for bringing the proposed business to the meeting, any material interest of the shareholder submitting the proposal and certain other information about that shareholder. A notice of a proposed nomination for the Board of Directors for action at either a special meeting or the Annual Meeting must include certain information as set forth in the Company's Articles of Incorporation. A copy of the provisions of the Articles of Incorporation discussed here may be obtained by writing the Company at its principal executive offices at One Malaga Street, St. Augustine, FL 32084, Attention: Secretary.

                                 OTHER MATTERS

     The Board of Directors does not know of any other business to be presented at the Annual Meeting; however, if any other matters come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote pursuant to the proxies in accordance with their judgment in such matters.

                                          By Order of the Board of Directors.

                                              Heidi J. Eddins
                                                 Secretary

Dated: April 16, 2001

                                  EXHIBIT "A"

                      FLORIDA EAST COAST INDUSTRIES, INC.

               AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER

                                       I.

                                    PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing:

     - the financial reports and other financial information provided by FECI to any governmental body or the public;

     - FECI's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established;

     - FECI's auditing, accounting and financial reporting processes generally.

     Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels.

     The Audit Committee's primary duties and responsibilities are to:

     - Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

     - Review and appraise the audit efforts of the Company's independent accountants including the selection, evaluation, and replacement of the auditors as appropriate.

     - Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out activities enumerated in Section IV of this Charter.

                                      II.

                                  COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an independent director, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

     In addition to the foregoing, Audit Committee members shall meet the following independence criteria:

     (a) Employees. A director who is an employee (including non-employee executive officers) of the Company or any of its affiliates may not serve on the audit committee until three years following the termination of his or her employment. In the event the employment relationship is with a former parent or predecessor of the Company, the director could serve on the audit committee after three years following the termination of the relationship between the Company and the former parent or predecessor.

     (b) Business Relationship: A director (i) who is a partner, controlling shareholder, or executive officer of an organization that has a business relationship with the Company, or (ii) who has a direct business relationship with the Company (e.g., a consultant) may serve on the audit committee only if the Company's Board of Directors determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment. In making a determination regarding the independence of a director pursuant to this paragraph, the Board of Directors should consider, among other things, the materiality of the relationship to the Company, to the director, and, if applicable, to the organization with which the director is affiliated.

        "Business relationships" can include commercial, industrial, banking, consulting, legal, accounting and other relationships. A director can have this relationship directly with the Company, or the director can be a partner, officer or employee of an organization that has such a relationship. The director may serve on the audit committee without the above-referenced Board of Directors' determination after three years following the termination of, as applicable, either (1) the relationship between the organization with which the director is affiliated and the Company, (2) the relationship between the director and his or her partnership status, shareholder interest or executive officer position, or (3) the direct business relationship between the director and the Company.

     (c) Cross Compensation Committee Link. A director, who is employed as an executive of another corporation where any of the Company's executives serve on that corporation's compensation committee, may not serve on the audit committee.

     (d) Immediate Family. A director who is an Immediate Family member of an individual who is an executive officer of the Company or any of its affiliates cannot serve on the audit committee until three years following the termination of such employment relationship.

     The members of the Committee shall serve until their successors are duly elected and qualified by the Board. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. In recognition of the additional burdens imposed on the Chairman, at the discretion of the Committee, the position of Chairman shall be rotated bi-annually or such other time period as determined by the Committee.

                                      III.

                                    MEETINGS

     The Committee shall meet at least three times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with the CEO, CFO, the Controller and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these individuals or groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Company's financials consistent with IV.4. below.

                                      IV.

                          RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

DOCUMENTS/REPORTS REVIEW

      1. Review and potentially update this Charter at least annually (as conditions dictate) and obtain Board affirmation of each review.

      2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

      3. Review with financial management and the independent accountants the Form 10-K prior to its filing. The Chair of the Committee may represent the entire Committee for purposes of this review.

INDEPENDENT ACCOUNTANTS

      4. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall require that the outside auditor submit on a periodic basis to the audit committee a formal written statement delineating all relationships between the auditor and the Company and shall review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence and objectivity. The Committee shall recommend to the Board of Directors appropriate action to ensure the independence of the outside auditor.

      5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

      6. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

FINANCIAL REPORTING PROCESSES

      7. In consultation with the independent accountants and the internal auditors, review the integrity of the Company's financial reporting processes, both internal and external.

      8. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

      9. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants or management.

PROCESS IMPROVEMENT

     10. Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     11. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     12. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

     13. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

ETHICAL AND LEGAL COMPLIANCE

     14. Ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

     15. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

     16. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

     17. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                            - FOLD AND DETACH HERE -

                      FLORIDA EAST COAST INDUSTRIES, INC.

 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE MAY 30, 2001 ANNUAL
                            MEETING OF STOCKHOLDERS
                              CLASS A COMMON STOCK

The undersigned hereby appoints Robert F. MacSwain and Richard G. Smith and each of them Proxies with power of substitution to vote all shares of stock of Florida East Coast Industries, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Florida East Coast Industries, Inc., to be held in the Flagler Room, Flagler College, 74 King St., St. Augustine, Florida, on Wednesday, May 30, 2001, at 10:30 A.M., Eastern Daylight Saving Time, and at any adjournment or adjournments thereof, with discretionary authority, as provided in the Proxy Statement.

    The shares covered by this proxy will be voted in accordance with the choices made. When no choice is made, this proxy will be voted for all listed nominees for directors. In the event of cumulative voting, unless otherwise indicated below, a vote for nominees of the Board of Directors will give the persons named in the proxy discretionary authority to cumulate all votes as to which the shareholder is entitled and allocate such votes in favor of one or more nominees of the Board voted for by the shareholder, as the proxyholders may determine.

1. THE ELECTION OF TWO (2) DIRECTORS BY CLASS A COMMON STOCK SHAREHOLDERS:

ROBERT W. ANESTIS, ADOLFO HENRIQUES

[ ]  FOR all                                          [ ]  WITHHOLD AUTHORITY                               [ ]  EXCEPTIONS
     nominees listed                                       to vote for all nominees listed

To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.

Exceptions
--------------------------------------------------------------------------------

To cumulate votes as to a particular nominee (or nominees) as explained in the Proxy Statement, indicate the name(s) and the number of votes to be given to such nominee(s).

Cumulate
--------------------------------------------------------------------------------

                            - FOLD AND DETACH HERE -

PLEASE SIGN EXACTLY AS NAME APPEARS. IF STOCK IS HELD IN NAME OF JOINT HOLDERS, EACH SHOULD SIGN. IF YOU ARE SIGNING AS A TRUSTEE, EXECUTOR, ETC., PLEASE SO INDICATE.

                                              DATED:                      , 2001
                                                     ---------------------

                                              ----------------------------------
                                                          SIGNATURE

                                              ----------------------------------
                                                  SIGNATURE IF HELD JOINTLY

PLEASE MARK, SIGN, DATE AND MAIL THIS CARD PROMPTLY IN THE POSTAGE PAID RETURN ENVELOPE PROVIDED.

                            - FOLD AND DETACH HERE -

                      FLORIDA EAST COAST INDUSTRIES, INC.

 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE MAY 30, 2001 ANNUAL
                            MEETING OF STOCKHOLDERS
                              CLASS B COMMON STOCK

The undersigned hereby appoints Robert F. MacSwain and Richard G. Smith and each of them Proxies with power of substitution to vote all shares of stock of Florida East Coast Industries, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Florida East Coast Industries, Inc., to be held in the Flagler Room, Flagler College, 74 King St., St. Augustine, Florida, on Wednesday, May 30, 2001, at 10:30 A.M., Eastern Daylight Saving Time, and at any adjournment or adjournments thereof, with discretionary authority, as provided in the Proxy Statement.

    The shares covered by this proxy will be voted in accordance with the choices made. When no choice is made, this proxy will be voted for all listed nominees for directors. In the event of cumulative voting, unless otherwise indicated below, a vote for nominees of the Board of Directors will give the persons named in the proxy discretionary authority to cumulate all votes as to which the shareholder is entitled and allocate such votes in favor of one or more nominees of the Board voted for by the shareholder, as the proxyholders may determine.

1. THE ELECTION OF EIGHT (8) DIRECTORS BY CLASS B COMMON STOCK SHAREHOLDERS:

RICHARD S. ELLWOOD, J. NELSON FAIRBANKS, DAVID M. FOSTER, ALLEN C. HARPER, GILBERT H. LAMPHERE, JOSEPH NEMEC, HERBERT H. PEYTON, W.L. THORNTON

[ ]  FOR all                                          [ ]  WITHHOLD AUTHORITY                               [ ]  EXCEPTIONS
     nominees listed                                       to vote for all nominees listed

To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.

Exceptions
--------------------------------------------------------------------------------

To cumulate votes as to a particular nominee (or nominees) as explained in the Proxy Statement, indicate the name(s) and the number of votes to be given to such nominee(s).

Cumulate
--------------------------------------------------------------------------------

                            - FOLD AND DETACH HERE -

PLEASE SIGN EXACTLY AS NAME APPEARS. IF STOCK IS HELD IN NAME OF JOINT HOLDERS, EACH SHOULD SIGN. IF YOU ARE SIGNING AS A TRUSTEE, EXECUTOR, ETC., PLEASE SO INDICATE.

                                              DATED:                      , 2001
                                                     ---------------------

                                              ----------------------------------
                                                          SIGNATURE

                                              ----------------------------------
                                                  SIGNATURE IF HELD JOINTLY

PLEASE MARK, SIGN, DATE AND MAIL THIS CARD PROMPTLY IN THE POSTAGE PAID RETURN ENVELOPE PROVIDED.